UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2007

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction
Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4086 Del Rey Avenue
Marina del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of InfoSearch Media, Inc., a Delaware corporation (the “Company” or “Registrant”), has unanimously approved engaging a new independent firm to audit the Company's financial statements for the year ended December 31, 2007 and on December 31, 2007, the Company engaged Rose, Snyder & Jacobs ("RSJ") as its independent auditor for the fiscal year ended December 31, 2007.

On January 2, 2008, the Company notified its prior independent auditors, Singer Lewak Greenbaum & Goldstein, LLP ("SLGG"), that it was no longer the Company's independent auditor. SLGG's reports on the Company's financial statements for the last two fiscal years ended December 31, 2006 (collectively, the "Prior Fiscal Years"), did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements ("Disagreements") between the Company and SLGG during either (i) the Prior Fiscal Years, or (ii) the period January 1, 2007 through December 31, 2007 (the "Current Fiscal Year") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreement, if not resolved to the satisfaction of SLGG, would have caused SLGG to make reference to the subject matter of the Disagreement in connection with its reports. There were no reportable events as defined under Item 304(a)(1) of Regulation S-B, during either (i) the Prior Fiscal Years or (ii) the Current Fiscal Year.

During the Prior Fiscal Years and the Current Fiscal Year, the Company did not consult RSJ with respect to either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a Disagreement or a Reportable Event.

The Company provided SLGG with a copy of this Report on Form 8-K and asked SLGG to provide the Company with a response addressed to the Securities and Exchange Commission stating whether SLGG agreed with the statements made above and if not, stating the respects in which SLGG does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Dated: January 7, 2008	By:	/s/ Scott Brogi
Name: Scott Brogi
Title: Chief Financial Officer